Exhibit 99.1

June 12, 2013

Clearwire Special Committee and Board of Directors Unanimously Recommend

Stockholders Tender into DISH Network $4.40 Per Share Tender Offer

•	DISH Offer is in Best Interest of Class A Stockholders

•	Files Schedule 14D-9 with SEC Recommending Stockholders Tender Their Shares Pursuant to DISH Tender Offer

•	Changes Recommendation to Against $3.40 Per Share Sprint Merger

•	Company Plans to Adjourn Special Meeting of Stockholders; Rescheduled Meeting to be Held June 24, 2013

BELLEVUE, Wash., June 12, 2013 – Clearwire Corporation (NASDAQ: CLWR) (“Clearwire” or the “Company”) today announced that its board of directors, based on the unanimous recommendation of the Special Committee consisting of independent, non-Sprint-affiliated directors, has unanimously recommended that stockholders accept and tender into DISH Network Corporation’s (NASDAQ: DISH) (“DISH”) cash tender offer to acquire all outstanding common shares of Clearwire at the previously announced price of $4.40 per share. The DISH tender offer has been amended and now is currently set to expire at 12:00 midnight, Eastern time, at the end of July 2, 2013, unless extended or terminated in accordance with the terms and conditions of the offer. The Company’s board of directors, also based on the unanimous recommendation of the Special Committee, also unanimously recommended that stockholders now vote against the $3.40 per share Sprint merger and related matters.

The DISH tender offer is subject to various conditions, including the tender of more than 25% of the fully diluted voting stock in Clearwire and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Pursuant to the discretionary authority granted to the chairman of the meeting by Clearwire’s bylaws, the Company plans to adjourn its Special Meeting of Stockholders, which is currently scheduled to be held at 10:30 a.m. Pacific time on Thursday, June 13, 2013, without conducting any business. The Company plans to reconvene the Special Meeting of Stockholders on Monday, June 24 at 9:00 a.m. Pacific time at the Kirkland Performing Arts Center, 350 Kirkland Avenue, Kirkland, Washington, 98033. The record date for stockholders entitled to vote at the Special Meeting remains April 2, 2013.

The Company today filed with the Securities and Exchange Commission (“SEC”) a Solicitation/Recommendation Statement on Schedule 14D-9 and also plans to file a supplement to its proxy statement, each of which explains the matters described in this press release in greater detail. Stockholders are encouraged to read the Schedule 14D-9 filing and proxy supplement, which will be available on the SEC’s website, www.sec.gov.

Evercore Partners is acting as financial advisor and Kirkland & Ellis LLP is acting as counsel to Clearwire. Centerview Partners is acting as financial advisor and Simpson Thacher & Bartlett LLP and Richards, Layton & Finger, P.A. are acting as counsel to Clearwire’s Special Committee. Blackstone Advisory Partners L.P. has advised the company on restructuring matters.

About Clearwire

Clearwire Corporation (NASDAQ: CLWR), through its operating subsidiaries, is a leading provider of 4G wireless broadband services offering services in areas of the U.S. where more than 130 million people live. The company holds the deepest portfolio of wireless spectrum available for data services in the U.S. Clearwire serves retail customers through its own CLEAR® brand as well as through wholesale relationships with some of the leading companies in the retail, technology and telecommunications industries, including Sprint and NetZero. The company is constructing a next-generation 4G LTE Advanced-ready network to address the capacity needs of the market, and is also working closely with the Global TDD-LTE Initiative to further the TDD-LTE ecosystem. Clearwire is headquartered in Bellevue, Wash. Additional information is available at http://www.clearwire.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward- looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire’s and Sprint’s Annual Reports on Form 10- K for their respective fiscal years ended December 31, 2012, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that have been or will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

Clearwire does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

The tender offer described in this news release has commenced, but this news release and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Clearwire. DISH has filed on June 12, 2013 a revised tender offer statement on Schedule TO with the SEC and Clearwire will file on June 12, 2013 a solicitation/recommendation on Schedule 14D9 with respect to the tender offer. The offer to purchase shares of Clearwire common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement, as each may be amended from time to time, will contain important information that should be read carefully by Clearwire’s stockholders before any decision is made with respect to the tender offer. In connection with the transaction, Clearwire has filed a Rule 13e-3 Transaction Statement and a definitive proxy statement with the SEC. The definitive proxy statement has been mailed to the Clearwire’s stockholders. The tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov.

. I In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire’s filings with the SEC are also available on its website at www.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the definitive proxy statement for Clearwire’s Special Meeting of Stockholders, which was filed with the SEC on April 23, 2013. Information about Sprint officers and directors is set forth in Sprint’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the definitive proxy statement regarding the transaction, which was filed by Clearwire with the SEC.

CONTACT:

Media Contacts:

Susan Johnston, (425) 505-6178

susan.johnston@clearwire.com

JLM Partners for Clearwire

Mike DiGioia or Jeremy Pemble, (206) 381-3600

mike@jlmpartners.com or jeremy@jlmpartners.com

Joele Frank, Wilkinson Brimmer Katcher for Clearwire

Joele Frank or Andy Brimmer, (212) 355-4449

Investor Contacts:

Alice Ryder, (425) 505-6494

alice.ryder@clearwire.com

MacKenzie Partners for Clearwire

Dan Burch or Laurie Connell, (212) 929-5500

dburch@mackenziepartners.com or lconnell@mackenziepartners.com